                                                                       EXHIBIT 1

                                    AGREEMENT


         The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13G/A dated July 30, 1999, to which this Agreement is filed as an exhibit is filed of behalf of each of them.



Date: July 30, 1999                  NATURAL GAS PARTNERS II, L.P.
                                     By: G.F.W. Energy II, L.P., General Partner
                                     By: GFW II, L.L.C., General Partner


                                     By: /s/ Kenneth A. Hersh
                                         ---------------------------------------
                                         Kenneth A. Hersh, Authorized Member


Date: July 30, 1999                  G.F.W. ENERGY II, L.P.
                                     By: GFW II, L.L.C., General Partner


                                     By: /s/ Kenneth A. Hersh
                                         ---------------------------------------
                                         Kenneth A. Hersh, Authorized Member


Date: July 30, 1999                  GFW II, L.L.C.


                                     By: /s/ Kenneth A. Hersh
                                         ---------------------------------------
                                         Kenneth A. Hersh, Authorized Member